Consent of Independent Auditors



We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Life Account - American Express Signature Variable Universal Life Insurance (R) (consisting of subaccounts VPBCA, VPBND, VPCPR, VPCMG, VPDEI, VPEXI, VPFIF, VPGRO, VPMGD, VPNDM, VPSCA, VACAP, VACDV, VAVAL, VAPGR, VATEC, VAUGH, VBCAS, VWTEG, VFGRI, VFMDC, VFOVS, VFRES, VFMSS, VFISC, VGCPG, VGCUS, VGGLI, VGINE, VJUDE, VLREQ, VLRIE, VMNDS, VMRES, VMUTS, VPGRI, VPIGR, VPINO, VRMCC, VRPRM, VWISC and VWUSC), included in Post-Effective Amendment No. 3 to the Registration Statement (Form S-6, No. 333-84121) and related Prospectus for American Express Signature Variable Universal Life Insurance(R) to be offered by American Enterprise Life Insurance Company.





/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 29, 2002